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                              Morten Beyer & Agnew

Morgan Stanley Aircraft Finance
C/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890
USA



                                                         Date: February 25, 2000

                                     CONSENT

Dear Sirs,

         We refer to our report addressed to Morgan Stanley Aircraft Finance dated November 30, 1999 containing our appraisal of a portfolio of 32 aircraft and one engine (the "Appraisal") and to the filing of a Report on Form 10-K with the Securities and Exchange Commission. We hereby consent to the references to our firm in the Form 10-K and to the inclusion in the Form 10-K of the Appraisal Values.



                                                Yours faithfully,

                                                Morten Beyer & Agnew

                                                /s/ Teoman Ozdener

                                                By:      Teoman Ozdener
                                                Title: Vice President Technical
                                                Date: February 25, 2000